Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization plans to convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. To accomplish the conversion, FFBW, Inc., a newly formed corporation that will own First Federal Bank of Wisconsin, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. The Plan is subject to approval by First Federal Bank of Wisconsin’s customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at First Federal Bank of Wisconsin. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our board of directors urges you to vote “FOR” the Plan.

Please note:

• The proceeds resulting from the sale of stock will support our business strategy.

• There will be no change to account numbers, interest rates or other terms of your accounts at First Federal Bank of Wisconsin. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

• You will continue to enjoy the same services with the same board of directors, management and staff.

• Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible First Federal Bank of Wisconsin customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin, which is open between 9:00 a.m. and 5:00 p.m., Local Time, Monday through Friday. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on December 18, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a First Federal Bank of Wisconsin customer.

Sincerely,

Edward Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-844-977-0092,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. FFBW, Inc., a newly formed corporation that will own First Federal Bank of Wisconsin, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on either June 30, 2018 or September 30, 2019, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin, which is open between 9:00 a.m. and 5:00 p.m., Local Time, Monday through Friday. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on December 18, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a FFBW, Inc. stockholder.

Sincerely,

Edward Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-844-977-0092,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. FFBW, Inc., a newly formed corporation that will own First Federal Bank of Wisconsin, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of FFBW, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin, which is open between 10:00 a.m. and 5:00 p.m., Local Time, Monday through Friday. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Central Time, on December 18, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a FFBW, Inc. stockholder. Sincerely,

Edward Schaefer

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-844-977-0092,

from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Janney Montgomery Scott LLC has been retained by FFBW, Inc. as selling agent in connection with the offering of FFBW, Inc. common stock.

At the request of FFBW, Inc., we are enclosing materials regarding the offering of shares of FFBW, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Janney Montgomery Scott LLC

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

WWW.JANNEY.COM • © JANNEY MONTGOMERY SCOTT LLC • MEMBER: NYSE, FINRA, SIPC

IMPORTANT NOTICE

THIS PACKAGE INCLUDES PROXY CARD(S)

REQUIRING YOUR PROMPT VOTE.

PLEASE VOTE EACH CARD.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

PF

Questions?

Call our Stock Information Center, at 1-844-977-0092 from

9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section.

GENERAL — THE CONVERSION

Our board of directors has determined that the conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q. What is the conversion and offering?

A. Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. At September 1, 2019, FFBW, MHC owned 55.4% of the common stock of FFBW, Inc., a federal corporation (“Old FFBW”). The remaining 44.6% of the common stock of Old FFBW was owned by public stockholders.

At the completion of the conversion, public stockholders of Old FFBW will exchange their shares of common stock for newly issued shares of common stock of FFBW, Inc., a Maryland corporation (“New FFBW”). Additionally, at the completion of the conversion, 100% of the common stock of New FFBW will be owned by public stockholders and New FFBW will in turn own 100% of the common stock of First Federal Bank of Wisconsin.

Q. What are the reasons for the conversion and offering?

A. Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (i) facilitate future mergers and acquisitions; (ii) increase capital to support future growth and profitability; (iii) transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure; (iv) improve the liquidity of our shares of common stock and (v) facilitate our stock holding company’s ability to pay dividends to our public stockholders.

Q. Is First Federal Bank of Wisconsin considered “well-capitalized” for regulatory purposes?

A. Yes. As of June 30, 2019, First Federal Bank of Wisconsin was considered “well-capitalized” for regulatory purposes.

Q. Will customers notice any change in First Federal’s day-to-day activities as a result of the conversion and offering?

A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. First Federal Bank of Wisconsin will continue to operate as an independent bank.

Q. Will the conversion and offering affect customers’ deposit accounts or loans?

A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by stockholders and our voting customers.

Q. Why should I vote “For” the Plan?

A. Your vote “For” the Plan is extremely important to us.

Each eligible First Federal Bank of Wisconsin customer as of November 8, 2019 received a Proxy Card and a Proxy Statement describing the Plan. The Plan cannot be implemented without stockholder and member approval.

Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q. Why should I vote “For” the cash contribution to FFBW Community Foundation?

A. In connection with the conversion and offering, we are proposing to make a $250,000 cash contribution to FFBW Community Foundation. We believe that FFBW Community Foundation enhances First Federal Bank of Wisconsin’s visibility and reputation in the communities within its market area, as well as the long-term value of its community banking franchise. The conversion and offering present us with a unique opportunity to make a cash contribution and provide a substantial and continuing benefit to our community through FFBW Community Foundation.

Q. What happens if I don’t vote?

A. Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the Plan and “Against” the charitable foundation contribution.

Without sufficient favorable votes, we cannot complete the conversion and the related stock offering.

Q. How do I vote?

A. Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q. How many votes are available to me?

A. Depositors at the close of business on November 8, 2019 are entitled to one vote for each $100 or fraction thereof on deposit. However, no customer may cast more than 1,000 votes. In addition, borrowers of First Federal Bank of Wisconsin as of November 1, 2012 and former borrowers of Bay View Federal Savings and Loan Association (“Bay View Federal”) as of May 17, 2014 who maintained such borrowings as of November 8, 2019 may cast one vote. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q. Why did I receive more than one Proxy Card?

A. If you had more than one deposit and/or loan account on November 8, 2019, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q. More than one name appears on my Proxy Card. Who must sign?

A. The names reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q. How many shares are being offered and at what price?

A. New FFBW is offering for sale between 3,155,030 and 4,268,570 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers.

Q. Who is eligible to purchase stock during the stock offering?

A. Pursuant to our Plan, non-transferable rights to subscribe for shares of New FFBW common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on June 30, 2018;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on September 30, 2019; and

Priority #4 — Depositors of First Federal Bank of Wisconsin at the close of business on November 8, 2019, borrowers of First Federal Bank of Wisconsin as of November 1, 2012 and former borrowers of Bay View Federal as of May 17, 2014 who maintained such borrowings on November 8, 2019.

Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons including trusts of natural persons residing in Wisconsin Counties of Waukesha and Milwaukee and then to Old FFBW’s stockholders as of November 8, 2019. Remaining shares may be offered to members of the general public.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Offering.

Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering.

To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q. How may I buy shares during the Subscription and Community Offerings?

A. Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin. Please do not mail Stock Order Forms to First Federal Bank of Wisconsin.

Q. What is the deadline for purchasing shares?

A. To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Central Time, on December 18, 2019. Acceptable methods for delivery of Stock Order Forms are described above.

Q. How may I pay for the shares?

A. Payment for shares can be remitted in two ways:

(1) By personal check, bank check or money order, made payable to FFBW, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!

(2) By authorized deposit account withdrawal of funds from your First Federal Bank of Wisconsin deposit account(s). The Stock Order Form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at First Federal Bank of Wisconsin may not be listed for direct withdrawal. See information on retirement accounts below.

Q. Will I earn interest on my funds?

A. Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.10% per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on funds. If you pay for shares by authorizing a direct withdrawal from your First Federal Bank of Wisconsin deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q. Are there limits to how many shares I can order?

A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or entity is 25,000 shares ($250,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) in all categories of the offerings combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q. May I use my First Federal Bank of Wisconsin individual retirement account (“IRA”) to purchase shares?

A. You may use funds currently held in retirement accounts with First Federal Bank of Wisconsin. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at First Federal Bank of Wisconsin or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the December 18, 2019 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q. May I use my First Federal Bank of Wisconsin Health Savings Account (“HSA”) to purchase shares?

A. No. You may not use funds currently held in health savings accounts with First Federal Bank of Wisconsin to purchase in the stock offering.

Q. May I use a loan from First Federal Bank of Wisconsin to pay for shares?

A. No. First Federal Bank of Wisconsin, by regulation, may not extend a loan for the purchase of New FFBW common stock during the offering.

Q. May I change my mind after I place an order to subscribe for stock?

A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond February 3, 2020 or the number of shares of common stock to be sold is increased to more than 4,268,570 shares or decreased to less than

3,155,030 shares.

Q. Are directors and executive officers of First Federal Bank of Wisconsin planning to purchase stock?

A. Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 33,000 shares ($330,000) or approximately 3.7% of the shares to be sold in the offering at the minimum of the offering range.

Q. Will the stock be insured?

A. No. Like any common stock, FFBW, Inc. stock will not be insured.

Q. Will dividends be paid on the stock?

A. Following completion of the conversion, our board of directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.

In determining whether to declare or pay any dividends, the board of directors will take into account our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q. How will FFBW shares trade?

A. Upon completion of the conversion and offering, we expect the common stock will be traded on the Nasdaq Capital Market under the symbol “FFBW”. Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell “FFBW” shares in the future.

Q. If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A. All shares of FFBW, Inc. common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q. What is the share exchange?

A. The outstanding shares of Old FFBW common stock held by public stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of FFBW common stock. The number of shares of FFBW common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of FFBW common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q. How can I get more information?

A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(844) 977-0092, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

 CONTROL NUMBER PROXY CARD 4 Please vote by marking one of the boxes as shown.1. The approval of a plan of conversion and reorganization (the "Plan") pursuant to which (a) FFBW, MHC and FFBW, Inc. will convert from the mutual holding company structure to the stock holding company structure (the "Conversion"); (b) FFBW, Inc., a newly formed Maryland corporation ("New FFBW"), will become the stock holding company of First Federal Bank of Wisconsin; (c) the outstanding shares of FFBW, Inc., other than those held by FFBW, MHC, will be converted into shares of common stock of New FFBW pursuant to an exchange ratio; and (d) New FFBW will offer for sale shares of common stock in a stock offering; and2. The approval of a $250,000 cash contribution to FFBW Community Foundation; andsuch other business as may properly come before the Meeting. Management is not aware of any other business to be considered. FOR AGAINSTFOR AGAINST IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREONVotes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of FFBW, MHC at said Meeting of the decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.The undersigned acknowledges receipt of a Notice of Special Meeting and attached proxy statement dated November 12, 2019, prior to the execution of this proxy.xSignature Date NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney,executor, administrator, trustee or guardian, please give your full title. Corporationsor partnership proxies should be signed by an authorized officer.? FOLD AND DETACH THE PROXY VOTING CARD HERE ?YOUR PROMPT VOTE IS IMPORTANT!Internet and telephone voting are quick and simple ways to vote, available through11:59 P.M., Eastern Time, on January 5, 2020VOTE BY TELEPHONE VOTE BY INTERNET VOTE BY MAILWITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD YOU RECEIVE:CALL 1-866-209-1687? WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARDYOU RECEIVE:VISIT www.proxyvotenow.com/ffbw? VOTE, SIGN, DATE & RETURN THE PROXY CARD IN THE ENCLOSED PROXY RETURN ENVELOPE.YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE. IF YOU VOTE BY INTERNET OR TELEPHONE,YOU DO NOT NEED TO RETURN YOUR PROXY CARD BY MAIL.If you vote by Internet or by Telephone, you do NOT need to return your Proxy Card by mail.NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL.PLEASE VOTE ALL PROXY CARDS RECEIVED.NONE ARE DUPLICATES.

 REVOCABLE PROXYFFBW MUTUAL HOLDING COMPANY SPECIAL MEETING OF MEMBERS JANUARY 6, 2020The undersigned hereby appoints the full Board of Directors of FFBW, MHC (the "Mutual Holding Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the "Meeting") to be held at First Federal Bank of Wisconsin's office located at 1360 South Moorland Road, Brookfield, Wisconsin, at 3:30 p.m., local time, on January 6, 2020, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as indicated.The Board of Directors recommends a vote "FOR" each of the proposals.AS A RESULT OF THE CONVERSION, MEMBERS OF FFBW, MHC WILL NO LONGER HAVE VOTING OR OWNERSHIP RIGHTS UNLESS THEY BECOME STOCKHOLDERS OF FIRST FEDERAL BANK OF WISCONSIN'S NEW HOLDING COMPANY, FFBW, INC.THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.(CONTINUED ON REVERSE SIDE)? FOLD AND DETACH THE PROXY VOTING CARD HERE ?THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS. NOT VOTING IS THE EQUIVALENT OF VOTING "AGAINST" THE PROPOSALS. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF FFBW, INC.COMMON STOCK IN THE OFFERING.

IMPORTANT REMINDER

Please Support Us

Dear Member:

As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of reorganization and the establishment and funding of the FFBW Community Foundation. We value your relationship with First Federal Bank of Wisconsin and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Reorganization and

“FOR” the establishment and funding of the FFBW Community Foundation.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

• The reorganization will not affect the terms of your deposit accounts or loans.

• Deposit accounts will continue to be federally insured to the legal maximum.

• Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing First Federal Bank of Wisconsin, and we appreciate your vote. If you have any questions, please call our Stock Information Center at 866-806-1790.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

The Plan of Reorganization must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG1

SECOND REQUEST

Please Support Us

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of reorganization and the establishment and funding of the FFBW Community Foundation. We value your relationship with First Federal Bank of Wisconsin and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Reorganization and “FOR” the establishment and funding of the FFBW Community Foundation.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

• The reorganization will not affect the terms of your deposit accounts or loans.

• Deposit accounts will continue to be federally insured to the legal maximum.

• Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing First Federal Bank of Wisconsin, and we appreciate your vote. If you have any questions, please call our Stock Information Center at 866-806-1790.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

The Plan of Reorganization must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG2